Exhibit 99.2

The testimonials included in this presentation were acquired by ZipRecruiter without compensation to any of these individuals and may not be indicative of every user's experience on ZipRecruiter.

To Our Shareholders The third quarter of 2021 was another exceptionally strong quarter for ZipRecruiter. We generated $212.7 million in revenue, up 107% y/y and 15% above the midpoint of our guidance. We posted net income of $22.1 million and Adjusted EBITDA of $42.5 million, equating to a net margin of 10% and an Adjusted EBITDA margin of 20%. This exceeds the Adjusted EBITDA guidance we provided in August, even as we made significant long-term investments in building our marketplace. In light of this quarter’s results, the momentum in our business, and a strong hiring environment, we are raising guidance (detailed below) for both revenue and Adjusted EBITDA for the full year. Based on the high level of execution by our team, the success we experienced over the past quarter, as measured both by our financials and by the positive feedback from job seekers and employers, we reaffirm our conviction that we are still in the early stages of building a category-defining marketplace to achieve our mission: to actively connect people to their next great opportunity. Q3 | 2021 Shareholder Letter 3

Third Quarter 2021 Key Results Revenue $212.7 million 107% y/y Quarterly Paid Employers1 169.5K 89% y/y Revenue per Paid Employer1 $1,254 10% y/y Gross Margin 90% Net Income $22.1 million Net Income Margin 10% Adjusted EBITDA1 $42.5 million Adjusted EBITDA Margin1 20% Financial Outlook Q4’21 FY’21 FY’21 (Prior Guidance) Revenue $203.0 - $209.0 million 78% - 83% y/y $724.0 - $730.0 million 73% - 75% y/y $651.0 - $665.0 million 56% - 59% y/y Adjusted EBITDA1 Adjusted EBITDA margin $32.0 - $38.0 million 16% - 18% $93.0 - $99.0 million 13% - 14% $30.0 - $38.0 million 5% - 6% 1 See “Key Operating Metrics and Non-GAAP Financial Measures” below for additional information regarding non-GAAP metrics used in this shareholder letter and a reconciliation of GAAP net income (loss) to Adjusted EBITDA. Q3 | 2021 Shareholder Letter 4

Growth Strategies and Recent Progress There are three key pillars to our strategy to grow the ZipRecruiter marketplace. We’re excited to share our progress during Q3’21. Growth Strategy #1: Increase the number of employers in the ZipRecruiter marketplace The first pillar of our growth strategy is to drive more employers of all sizes to the ZipRecruiter marketplace. The dramatic increase in hiring activity in Q2’21 resulted in an all-time high number of Paid Employers, and that momentum was sustained in Q3’21, with 169,535 Paid Employers participating in our marketplace. The increase in Paid Employers vs. Q2’21 represents the third consecutive record quarter on the employer side of our marketplace. While employers’ demand for talent remains strong, we still see the same widely-reported reticence on the part of some job seekers to enter into a new job search. Demand for workers still exceeds supply, with employment levels remaining far below pre-pandemic levels. Given this dynamic, ZipRecruiter’s mission of actively connecting people to their next great opportunity is more important than ever to the employers in our marketplace. To help achieve our goals, we increased sales and marketing headcount by nearly 30% over the last two quarters. The majority of our employers enjoy a seamless connection with job seekers by using ZipRecruiter’s applicant tracking system (ATS) to manage their jobs and candidates. We are continuing to bring critical elements of that experience to those customers who prefer to use other software solutions to manage their job postings and applications. Building on the success of our integrations last quarter, we launched a full integration with Oracle’s Taleo, one of the world’s largest ATSs. As a result, job seekers are able to apply to employers’ jobs that are hosted in Taleo with a single click on ZipRecruiter, which consistently drives more applications per job and reduces the friction for job seekers in the application experience. Growth Strategy #2: Increase the number of job seekers in the ZipRecruiter marketplace The second pillar of our growth strategy is to drive more job seekers into our marketplace. The trend of lower job seeking activity than we observed pre-pandemic, which we also noted in Q2’21, continued through Q3’21. Nevertheless, we continued improving our product in pursuit of connecting people to their next great opportunity. Last quarter we made significant strides to becoming our job seekers’ personal recruiter by weaving our popular AI-powered bot, named Phil, throughout the hiring process. This quarter we continued that work of bringing Phil’s positive, encouraging voice front and Q3 | 2021 Shareholder Letter 5

center in our product. Phil plays an integral role in making the software feel human and differentiated from any other online job search experience.

We were proud to have released new national TV spots to build brand awareness among job seekers. These spots focus on the difficulties inherent in the job search and how ZipRecruiter helps make the process less stressful. While the early results of these job seeker branding efforts look promising, we believe that these investments are also building our brand for the long term. We expect to continue to launch fresh creative spots like these in the coming quarters.


You're a
Great Match!
1-Click Apply
ZipRecruiter.com


You're a
Great Match!
1-Click Apply
ZipRecruiter.com

Growing the number of job seekers in our marketplace and providing them with better experiences remains a critical part of our growth strategy. We're committed to releasing useful tools that demystify the job search process, while telling the world about ZipRecruiter through novel marketing campaigns. Though some job seekers remain reluctant to jump back into the workforce, we are busy laying the groundwork to be top-of-mind with potential job seekers, and ready to deliver an affirming and engaging job seeker experience whenever someone is ready to begin their search.

Lastly, on November 4th, 2021, we announced an integration with Worthi by Citi. Worthi's website allows job seekers to understand and acquire the skills needed to transition into a new industry. Through an integration with ZipRecruiter, it is even easier for job seekers to find opportunities matching their skills—and to be found.

Growth Strategy #3: Make our matching technology smarter over time

The third pillar of our strategy is bringing both sides of our marketplace together, connecting people to their next great opportunity.

Q3 | 2021 Shareholder Letter 6

One of the major frustrations job seekers face is a lack of control in the job search process. In Q3'21 we enhanced a new experience that shows job seekers why they're receiving the job recommendations provided by our matching technology. This leads to an increase in job seeker engagement, an increase in data points to inform better matches, and an ever-improving set of results for our job seekers. These contextual recommendations help bring transparency and put control back in the hands of the job seekers, providing them a richer, more interactive experience.


ZipRecruiter Your Job Alerts for Tuesday, July 13, 2021
python software engineer jobs and more near Los Angeles Edit Alert
Because You Searched For 'Java Developer' in Santa Monica, CA
Excellent Match
Senior Software Engineer
El Segundo, CA
$95,000 / yr
NodeJS/TypeScript, Elixir, Java * SOLID programming principals *
Posted on ZipRecruiter
Good Match
Software Engineer (Mobile, Frontend)
Dodgertown, CA
The Software Engineer designs and develops highly scalable software
Posted 2 days ago
Good Match
Software Engineer (1+ Year Experience)
Los Angeles, CA
If you are a senior developer, this can be an opportunity to mentor
Posted on ZipRecruiter

We are constantly improving our matching technology. In Q3'21, we rolled out a new matching engine which takes multiple criteria (such as whether a job is a "Great Match", the job seeker's past applications, whether a job seeker has received an Invite to Apply, and many others) and automatically prioritizes job matches for the individual job seeker. This results in better engagement, higher satisfaction and higher job seeker retention.

Finally, we've made big moves toward better allocating job seeker traffic across our diverse base of Paid Employers. Employers can receive hundreds of applications to a single job, which is often far too many for a hiring manager to thoughtfully review. This also means that many job seekers may not get the attention they truly deserve. Changes made in Q3'21 have meaningfully shifted job seeker traffic to a more appropriate distribution across all of our employers' jobs.

Investing in our people and community

In Q3'21 we were excited to announce the promotion of Qasim Saifee to Chief Operating Officer. Qasim joined us in June 2018 as our VP of Marketplace Strategy, was promoted to SVP in 2019 and to Chief Marketing Officer in 2020. In his new role, he will oversee the company's engineering, product, sales, and marketing teams. Qasim's contributions to date have been critical to our success, and we're thrilled to have him on our senior leadership team.



Qasim Saifee
Chief Operating Officer

Q3 | 2021 Shareholder Letter 7

Additionally, ZipRecruiter has once again been recognized with Comparably awards highlighting the best companies, winning awards for the "Best Work-Life Balance" and "Happiest Employees." At ZipRecruiter we've made a conscious effort to respect our colleagues' work-life boundaries and to keep one another engaged while we all work remotely. To receive the Comparably Awards for both "Best Work-Life Balance" and "Happiest Employees" is an honor and a testament to our dedication to retaining our fantastic talent.


2021
Best Company
HAPPINESS


2021
Best Company
WORK-LIFE
BALANCE

We launched another new employee resource group (ERG) in Q3'21. Joining the ERGs launched earlier this year is the Queers Uniting Individuals at ZipRecruiter (QUIZ) ERG. QUIZ is an inclusive ERG made for queer and questioning persons, as well as allies. QUIZ exists to provide a place for people to talk about their experiences, in and outside of ZipRecruiter, and to build community.

In addition, the Women in Leadership ERG hosted its first Recruit-a-Thon event in Q3'21 in partnership with our Talent Acquisition team. This event gathered employee volunteers to actively source over 60 diverse female candidates for ZipRecruiter jobs across our technology, sales, marketing and corporate teams.

While remote work comes with challenges, the ZipRecruiter team has adapted well to the new operating rhythms forced upon us by the pandemic. Many of our employees have relocated since the start of the pandemic and are interested in long-term remote work. We listened, and announced a hybrid approach, allowing employees to retain much of the flexibility they've enjoyed since last year, while also planning to offer them office spaces to collaborate in person with their colleagues. Our offices remain closed for now, but we look forward to gathering together under our revised hybrid framework in the future.

Q3 | 2021 Shareholder Letter
8

Q3'21 Financial Discussion



Revenue ($ in millions)
$102.9
$114.3
$125.4
$183.0
$212.7
Q3'20
Q4'20
Q1'21
Q2'21
Q3'21

Revenue

Revenue for Q3'21 was $212.7 million, up 107% y/y and up 16% q/q. The COVID-19 pandemic materially affected our business in Q3'20, impacting year over year comparisons. The economic recovery and accelerating hiring activity have driven demand across industries, geographies and companies of all sizes.



Quarterly Paid Employers (000s)
89.8
89.6
114.7
169.2
169.5
Q3'20
Q4'20
Q1'21
Q2'21
Q3'21

Quarterly Paid Employers

We had 169,535 Quarterly Paid Employers in Q3'21, up 89% y/y and flat q/q. Following the substantial increase over the prior two quarters, we experienced sustained hiring demand from employers in our marketplace.



Revenue per Paid Employer
$1,145
$1,276
$1,093
$1,081
$1,254
Q3'20
Q4'20
Q1'21
Q2'21
Q3'21

Revenue per Paid Employer

Revenue per Paid Employer was $1,254, up 10% y/y and up 16% q/q. In Q2'21, we experienced a large influx of new and reactivated Quarterly Paid Employers. In Q3'21, Quarterly Paid Employers remained high throughout the quarter, resulting in higher average days of activity in our marketplace in Q3'21 as compared to Q2'21. This, in turn, brings the average revenue recognized per Quarterly Paid Employer up in the current period.



GAAP Gross Margin
87%
87%
87%
88%
90%
Q3'20
Q4'20
Q1'21
Q2'21
Q3'21

Gross Profit and Margin

Gross profit for Q3'21 was $190.4 million, up 112% y/y and up 18% q/q. This increase was driven by the increase in revenue. Gross margin remained strong at 90% in Q3'21.

Q3 | 2021 Shareholder Letter 9

Operating Expenses Total operating expenses for Q3’21 were $172.4 million, compared to $66.8 million in Q3’20 and $229.7 million in Q2’21. The increase in total operating expenses year over year was largely due to a substantial increase in sales and marketing expenses and employee-driven expenses as we continued to invest in a post-COVID recovery environment. Note that in Q2'21, we incurred $31.9 million non-recurring direct listing costs as well as $41.7 million in stock-based compensation expense for a large number of historical RSUs that vested in the quarter, timed with our direct listing, which contributed towards net loss in Q2’21 and makes sequential quarterly operating expense comparisons less meaningful. Sales and Marketing (S&M) expenses were $112.2 million in Q3’21, or 53% of revenue, compared to $41.7 million, or 41% of revenue in Q3’20, and $114.2 million, or 62% of revenue in Q2’21. The increase in sales and marketing expense year over year was primarily driven by a larger investment in sales and marketing expenses and $3.0 million in stock-based compensation expense in the current quarter. Research and Development (R&D) expenses were $27.2 million in Q3’21, or 13% of revenue, compared to $16.9 million, or 16% of revenue in Q3’20, and $37.9 million, or 21% of revenue in Q2’21. The increase in research and development expenses year over year was primarily driven by an increase in product and engineering headcount and $6.9 million in stock-based compensation expense in the current quarter. General and Administrative (G&A) expenses were $33.1 million in Q3’21, or 16% of revenue, compared to $8.2 million, or 8% of revenue in Q3’20, and $77.6 million, or 42% of revenue in Q2’21. The increase in general and administrative expenses year over year was primarily driven by $11.9 million in stock-based compensation expense, as well as a non-recurring $6.8 million expense for non-income tax, in the current quarter. Net Income (Loss) and Adjusted EBITDA Net income in Q3’21 was $22.1 million, compared to a net income of $23.1 million in Q3’20 and a net loss of $(52.8) million in Q2’21. Adjusted EBITDA was $42.5 million, equating to a margin of 20% in Q3’21, compared to $26.7 million, a 26% margin, in Q3’20 and Q3 | 2021 Shareholder Letter 10

$(1.7) million, with a margin of (1)%, in Q2’21. The primary drivers of net income (loss) and Adjusted EBITDA year over year were strong revenue growth offset by increased sales and marketing expenses in Q3’21. Financial Outlook Quarterly Guidance At $212.7 million, revenue in Q3’21 exceeded the high end of our previous guidance while representing another quarter of record revenue in the company’s history. Our Q4’21 revenue guidance of $203.0 to $209.0 million reflects our expectation for a seasonal decline during Q4’21, as well as our belief that macroeconomic conditions will begin to return to trends we’ve seen prior to the pandemic. Our Adjusted EBITDA guidance of $32.0 to $38.0 million, or 16% to 18% Adjusted EBITDA margins, for the quarter reflects our continued investments in all three pillars of our long-term strategy. Annual Guidance Despite significant ongoing uncertainty related to the pandemic and the shape of the macroeconomic recovery, our significant outperformance in Q3’21 versus our own expectations has increased our confidence for the rest of 2021. We now estimate revenue for the full year 2021 to be $724.0 to $730.0 million, up from our previous guidance of $651.0 to $665.0 million. Our new guidance reflects our belief in a gradual return to a more traditional macroeconomic pattern by the end of the year as well as a seasonal decline in Q4’21 (a decline we did not see in 2020, but have consistently seen in prior years). This increased 2021 revenue guidance equates to 74% at the midpoint growth over 2020. Our new Adjusted EBITDA guidance of $93.0 to $99.0 million equates to an Adjusted EBITDA margin of 13% at the midpoint. This reflects an increased investment in sales and marketing activities in response to the stronger hiring environment we’re currently seeing. This is above our pre-COVID Adjusted EBITDA margin of 2% in 2019, despite investing to achieve a substantially higher growth rate in the current period. Employers are eager to hire. We believe ZipRecruiter is their best option. With a strong economic recovery underway, albeit with 3 million1 fewer people employed than pre-pandemic, we find ourselves in a unique hiring environment. There are almost 50%2 more job openings now than there were before the pandemic. Further, remote work options give job seekers the opportunity to work for companies in cities across the country. Add to this the record-high numbers3 of workers voluntarily quitting their jobs each month, and the result is there has never been a better time for American workers to look for a job. 3 Federal Reserve Economic Data, Quits: Total Nonfarm, https://fred.stlouisfed.org/series/JTSQUL 2 U.S. Bureau of Labor Statistics, Job Openings and Labor Turnover Survey, https://data.bls.gov/timeseries/JTS000000000000000JOL 1 Federal Reserve Economic Data, Civilian Labor Force Level, https://fred.stlouisfed.org/series/CLF16OV Q3 | 2021 Shareholder Letter 11

Businesses know that their success depends on their ability to win the war for talent. Struggles to recruit new workers and retain current employees are impeding the ability of businesses to fulfill orders on time, expand production, and grow. We are laser-focused on helping these employers find the perfect candidates for their growing list of roles and intent on helping job seekers find meaningful work. We believe we are uniquely positioned for long-term success during these extraordinary times and the many twists and turns to come as the economy continues to recover. We are grateful to have you as fellow shareholders, and we can assure you of one thing above all else: we are just getting started. _______________________________ Ian Siegel Chief Executive Officer _______________________________ David Travers Chief Financial Officer Q3 | 2021 Shareholder Letter 12

Forward-Looking Statements This shareholder letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this shareholder letter that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, our market opportunity for the remainder of 2021; our anticipated launch of several other features and enhancements for job seekers in 2021; statements under the section titled "Financial Outlook"; statements regarding our expected financial performance and operational performance for the fourth quarter of 2021 and the fiscal year ended December 31, 2021; our expected future Adjusted EBITDA profitability, as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management's current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: our ability to attract and retain employers and job seekers; our ability to compete with well-established competitors and new entrants; our ability to achieve and/or maintain profitability; our ability to maintain, protect and enhance our brand and intellectual property; our dependence on macroeconomic factors; our ability to maintain and improve the quality of our platform; our dependence on the interoperability of our platform with mobile operating systems that we do not control; our ability to successfully implement our business plan during a global economic downturn caused by the COVID-19 pandemic that may impact the demand for our services or have a material adverse impact on our and our business partners’ financial condition and results of operations; our ability and the ability of third parties to protect our users’ personal or other data from a security breach and to comply with laws and regulations relating to consumer data privacy and data protection; our ability to detect errors, defects or disruptions in our platform; our ability to comply with the terms of underlying licenses of open source software components on our platform; our ability to expand into markets outside the United States; our ability to achieve desired operating margins; our compliance with a wide variety of U.S. and international laws and regulations; our reliance on Amazon Web Services; our ability to mitigate payment and fraud risks; our dependence on our senior management and our ability to attract and retain new talent; and the other important risk factors more fully discussed and described in documents we have filed with the Securities and Exchange Commission (“SEC”), including our Registration Statement on Form S-1/A filed with the SEC on April 30, 2021 and our Quarterly Report on Form 10-Q for the three months ended September 30, 2021 that we will file with the SEC. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. In addition, the forward-looking statements made in this shareholder letter relate only to events or information as of the date on which the statements are made in this letter. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. Q3 | 2021 Shareholder Letter 13

Conference Call Details We will host a conference call to discuss our financial results on Wednesday, November 10, at 2:00 p.m. Pacific Time. A live webcast of the call can be accessed from ZipRecruiter’s Investor Relations website. An archived version will be available on the website two hours after the call. Investors and analysts can participate in the conference call by dialing +1 (888) 440-4199, or +1 (646) 960-0818 for callers outside the United States and mention the passcode, “ZipRecruiter”, or by referencing conference ID “9351892”. A telephonic replay of the conference call will be available until Wednesday, November 17, 2021, beginning two hours after the end of the conference call. To listen to the replay please dial +1 (800) 770-2030 or +1 (647) 362-9199 for callers outside the United States and enter replay code “9351892”. Q3 | 2021 Shareholder Letter 14

CONSOLIDATED BALANCE SHEETS (in thousands) Q3 | 2021 Shareholder Letter 15

CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts) Q3 | 2021 Shareholder Letter 16

CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) Q3 | 2021 Shareholder Letter 17

RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA (in thousands, except Adjusted EBITDA margin data) RECONCILIATION OF GAAP TO NON-GAAP COST OF REVENUE (in thousands) RECONCILIATION OF GAAP TO NON-GAAP OPERATING EXPENSES (in thousands) Q3 | 2021 Shareholder Letter 18

Key Operating Metrics and Non-GAAP Financial Measures This shareholder letter includes certain key operating metrics, including Quarterly Paid Employers and Revenue per Paid Employer, and non-GAAP financial measures, including Non-GAAP cost of revenue, Non-GAAP operating expenses, Adjusted EBITDA and Adjusted EBITDA margin. We define Paid Employers as any employer(s) (or entities acting on behalf of an employer) on a paying subscription plan or performance marketing campaign for at least one day. Paid Employer(s) excludes employers from our Job Distribution Partners or other indirect channels, employers who are not actively searching for candidates, but otherwise have access to previously posted jobs, and employers on free trial. Job Distribution Partners are defined as third-party sites who have a relationship with us and advertise jobs from our marketplace. Quarterly Paid Employers means, with respect to any fiscal quarter, the count of Paid Employers during such fiscal quarter. Revenue per Paid Employer is the total company revenue in a particular period divided by the count of Quarterly Paid Employers in the same period. We define Non-GAAP cost of revenue as our cost of revenue before stock-based compensation expense, and depreciation and amortization. We define Non-GAAP operating expenses as our operating expenses before stock-based compensation expense, and depreciation and amortization. We define Adjusted EBITDA as our net income (loss) before total other income (expense), net, income tax expense (benefit) and depreciation and amortization, adjusted to eliminate stock-based compensation expense. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue for the same period. Management and our board of directors use these key operating metrics and non-GAAP financial measures as supplemental measures of our performance because they assist us in comparing our operating performance on a consistent basis, as they remove the impact of some items not directly resulting from our core operations. We also use these key operating metrics and non-GAAP financial measures for planning purposes, including the preparation of our internal annual operating budget and financial projections, to evaluate the performance and effectiveness of our strategic initiatives and to evaluate our capacity for capital expenditures to expand our business. Non-GAAP cost of revenue, Non-GAAP operating expenses, Adjusted EBITDA and Adjusted EBITDA margin should not be considered in isolation, as an alternative to, or superior to net income (loss), revenue, cash flows or other measures derived in accordance with GAAP. These non-GAAP measures are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Management believes that the presentation of non-GAAP financial measures is an appropriate measure of operating performance because they eliminate the impact of some expenses that do not relate directly to the performance of our underlying business. These non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or other items. Additionally, Adjusted EBITDA and Adjusted EBITDA margin are not intended to be a measure of free cash flow for management’s discretionary use, as they do not reflect our tax payments and certain other cash costs that may recur in the future, including, among other things, cash requirements for costs to replace assets being depreciated and amortized. Management compensates for these limitations by relying on our GAAP results in addition to using Adjusted EBITDA and Adjusted EBITDA margin as supplemental measures of our performance. Our measures of Adjusted EBITDA and Adjusted EBITDA margin used herein are not necessarily comparable to similarly titled captions of other companies due to different methods of calculation. We are not able to provide a reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin for Q4 or the full fiscal year 2021 to net income and net income margin, the comparable GAAP measures, respectively, because certain items that are excluded from non-GAAP financial measures cannot be reasonably predicted or are not in our control. In particular, we are unable to forecast the timing or magnitude of stock-based compensation or amortization of intangible assets, as applicable, without unreasonable efforts, and these items could significantly impact, either individually or in the aggregate, GAAP measures in the future. See the tables above regarding reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures. Q3 | 2021 Shareholder Letter 19